EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”), dated October 12, 2018 (the “Commencement Date”), is between Summit Healthtech, Inc., a Nevada corporation (the “Company”) and Dr. Arif (Reef) Karim, an individual resident of California (“Executive”).

1. Position and Responsibilities

(a) Position. Executive is employed by the Company to render services to the Company in the position of Chief Medical Officer. Executive shall perform such duties and responsibilities in accordance with the standards of the industry. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

(b) No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

(c) Exclusivity. Executive may not engage in product development activities similar to those performed by him for the Company for any other business or organization engaged in biotechnology, drug development, medical device development, health supplement product development, cannabinoid product development, or opiate reduction medical treatment facility operation during the term of this Agreement. The Company is aware and agrees that Executive may engage in creative activities unrelated to being the Company’s Chief Medical Officer. Executive may continue to pursue activities that don’t unreasonably interfere with this company role included but not limited to speaking, educational services, and consulting services. Executive’s speaking and educational services are provided through his other companies, namely Dr. Reef, Inc. (which is a speaking consulting and coaching company) and MadLab (which is a content creation and entertainment company).

(d) Term. The term of employment of Executive by the Company pursuant to this Employment Agreement shall be for the period commencing on the Commencement Date and ending on the three (3) year anniversary of the Commencement Date, or such earlier date that Employee’s employment is terminated in accordance with the provisions of this Employment Agreement.

2. Compensation and Benefits

(a) Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary no less than Two Hundred Forty Thousand U.S. Dollars (U.S. $240,000.00) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice, with the salary to begin accruing on October 1, 2018. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

(b) Performance Incentives. Executive may receive additional compensation based on the benchmarks specified in Appendix A to this Agreement.

(c) Benefits. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated Executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion. With respect to medical insurance, Executive and his dependents shall be eligible for full medical benefits under the Company’s medical benefits plan, or equivalent medical coverage at the Company’s cost. The Company will supply Executive with a Company credit card and will pay or reimburse for all Company-related mobile phone charges.

(d) Insurance. The Company will provide Executive and all Company employed physicians with ongoing medical malpractice insurance, consistent with the Executive’s current coverage. The Company will also provide Executive with supplemental insurance including media liability coverage for Company activities to the extent it is not covered under existing Company insurance policies.

(e) Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

(f) Right to Renegotiate. The Executive shall have the right to renegotiate this section, Section 2 regarding Compensation and Benefits, in part or in its entirety.

3. Termination By Company

(a) Termination by Company. The employment of Executive shall be “at will’ after the first 12 months of employment. The Company may then terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, unless Executive’s employment is terminated without Cause, in which case Company shall provide Executive with the severance benefits described in Section 3(b) below.

(b) Severance. Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section 4 below), in the event that the Company terminates the employment of Executive at any time, Executive will be eligible to receive an amount equal to six (6) months of the then-current Base Salary of the Executive payable in the form of salary continuation. Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period. Executive shall not be entitled to any severance payments if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section 4 below) or if Executive’s employment is terminated by Executive (in accordance with Section 5 below).

4. Other Terminations By Company

(a) Termination for Cause.

(i) For purposes of this Agreement, “For Cause” shall mean: (i) willful, gross or habitual neglect of duties for which Executive has been engaged by the Company and/or any of its Subsidiaries or Affiliates; (ii) committing fraud, misappropriation or embezzlement, breach of fiduciary duty or dishonesty in the performance of his or her duties as an employee, consultant, director, or manager of the Company and/or any of its Subsidiaries or Affiliates; (iii) indictment or other formal governmental criminal charge of a felony or other crime of moral turpitude; (iv) willfully engaging in conduct materially injurious to the Company and/or any of its Subsidiaries or Affiliates; (v) Executive’s direct or indirect breach of any material provision of any agreement with the Company and/or any of its Subsidiaries or Affiliates, including the terms of an employment agreement, confidentiality agreement or consulting contract; (vi) debarment, or proposed debarment under Section 306(a) or 306(b) of the Food Drug and Cosmetic Act, or under 42 U.S.C. Section 1320-7; (vii) sanctioning, suspension, debarment, exclusion or other ineligibility to participate in any federal or state health care program, including Medicare and Medicaid or in any federal procurement or non-procurement programs; (viii) being charged with or convicted of any felony or misdemeanor under 42 U.S.C. Section 1320a-7(a) or 42 U.S.C. Section 1320a-7(b)(1)-(3), or otherwise proposed for exclusion; (ix) the occurrence of a “for cause” or similar event as defined in any agreement between Executive and the Company and/or any of its Subsidiaries or Affiliates; (x) Executive’s violation of any material written policy of Company and/or any Affiliate, or any restrictive covenant, including a covenant not to compete, not to solicit or not to disclose confidential information with respect to the Company and/or any of its Subsidiaries or Affiliates; or (xi) any other conduct reflecting materially and adversely upon the Company and/or any of its Subsidiaries or Affiliates. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease.

(ii) “Affiliate” of any particular Person means, with respect to any Person, any other Person that, directly or indirectly (including through one or more intermediaries), controls, is controlled by or is under common control with such person. The term “control” means (a) the legal or beneficial ownership of securities representing a majority of the voting power of any Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

(iii) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an academic institution, or a governmental entity or any department, agency or political subdivision thereof.

(iv) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, limited partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, limited partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, limited partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. Unless stated to the contrary, as used in this Agreement the term Subsidiary means a Subsidiary of the Company.

(b) By Death. Executive’s employment shall terminate automatically upon Executive’s death. The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

(c) By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty days (120) in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

5. Termination By Executive

(a) At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon four weeks’ advance written notice. During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the four week notice period. Thereafter all obligations of the Company shall cease.

(b) Termination for Good Reason After Change of Control. Executive’s termination shall be for “Good Reason” if Executive provides written notice to the Company of the Good Reason within thirty (30) days of the event constituting Good Reason and provides the Company with a period of twenty (20) days to cure the event constituting Good Reason and the Company fails to cure the Good Reason within that period. For purposes of this Agreement, “Good Reason” shall mean any of the following events if (i) the event is effected by the Company without the consent of Executive and (ii) such event occurs within six (6) months following a Change in Control (as hereinafter defined): (A) a change in Executive’s position with Employer which materially reduces Executive’s level of responsibility; (B) a material reduction in Executive’s Base Salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; or (C) a relocation of Executive’s principal place of employment by more than fifty (50) miles. In such event Executive may terminate his employment for Good Reason, in which case Executive will be eligible to receive an amount equal to six (6) months of Executive’s then-current Base Salary payable in the form of salary continuation. Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period. Thereafter all obligations of the Company or its successor under this Agreement shall cease.

(c) “Change of Control.” For purposes of this Agreement, “Change of Control” shall mean a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company or by a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent of the total combined voting power of the outstanding securities of the Company.

6. Termination Obligations

(a) Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

(b) Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees.

(c) Continuing Obligations. Executive understands and agrees that Executive’s obligations under Sections 6, 7, and 8 herein (including Exhibit A) shall survive the termination of Executive’s employment for any reason and the termination of this Agreement.

7. Inventions and Proprietary Information; Prohibition on Third Party Information

(a) Proprietary Information Agreement. Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit B (“Proprietary Information Agreement”).

(b) Non-Solicitation. Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (i) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (ii) solicit or otherwise induce any person employed by the Company to terminate his employment.

(c) Non-Disclosure of Third Party Information. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination For Cause and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

8. Arbitration

a. ARBITRATION. EXCEPT AS PROVIDED IN SECTION 8(b) BELOW, EXECUTIVE AGREES THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN LOS ANGELES COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY SHALL PAY ALL OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF THE COMPANY AND EXECUTIVE SHALL SEPARATELY PAY THEIR COUNSEL FEES AND EXPENSES.

THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 8(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq.;

iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

b. EQUITABLE REMEDIES. EXECUTIVE AGREES THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY’S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 1 AND 7 HEREIN. ACCORDINGLY, EXECUTIVE AGREES THAT IF EXECUTIVE BREACHES ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

c. CONSIDERATION. EXECUTIVE UNDERSTANDS THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR THE OTHER PARTY’S LIKE PROMISE. EXECUTIVE FURTHER UNDERSTANDS THAT EXECUTIVE IS OFFERED EMPLOYMENT IN CONSIDERATION OF EXECUTIVE’S PROMISE TO ARBITRATE CLAIMS.

9. Amendments; Waivers; Remedies

This Agreement may not be amended or waived except by a writing approved by the Company and signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10. Assignment; Binding Effect

(a) Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

(b) Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11. Notices

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) two (2) business days following dispatch by overnight delivery service or five (5) business days following dispatch by the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

Summit Heathtech, Inc.

c/o Board of Directors

8383 Wilshire Blvd., Suite 228

Beverly Hills, CA 90211

Executive’s Notice Address:

Dr. Arif (Reef) Karim

PO Box 7218

Santa Monica, CA 90406

12. Severability

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13. Taxes

All amounts paid under this Agreement (including without limitation Base Salary and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15. Interpretation

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

16. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17. Authority

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18. Entire Agreement

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information and Inventions Agreement attached as Exhibit A). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

19. Executive Acknowledgement

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

SUMMIT HEALTHTECH, INC.

By:	/s/ Brendan Bickley
Name:	Brendan Bickley
Title:	President

EXECUTIVE:

/s/ Arif Karim
Name:	Arif (Reef) Karim

APPENDIX A

PERFORMANCE INCENTIVE BENCHMARKS

Media/Conferences: Executive shall be paid $5,000 as an incentive for each high-impact or national media appearance, podcast appearance, scientific or health care conference presentation or other media or conference events or appearances related to the Company’s business or the business of any successor entity, up to an annual maximum of $50,000. Whether an appearance or presentation is subject to this Agreement and therefore shall qualify for such incentive shall be agreed in advance in writing by the Executive and the Company. Company acknowledges that Executive from time to time appears at events which are unrelated to the business of the Company, and such unrelated appearances are allowed under this Agreement.

Clinic patient volume: Executive shall be paid $25,000 as a cash incentive if profitable operation of the Company’s clinics occurs while enrolling at least 200 patients annually, or shall be paid a $50,000 cash incentive if profitable operation of the Company’s clinics occurs while enrolling more than 1,000 patients annually. The number of patients required to meet this performance incentive will be modified each year in a reasonable manner based on the Company’s growth expectations, and agreed upon in advance by the Executive and the Company.

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT